UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

SUSGLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56024	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
 Toronto, Ontario, Canada M5R 1J2
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (416) 223-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07 Submission of Matters to a Vote of Security Holders.

SusGlobal Energy Corp. (the "Company") held a Special Meeting of Shareholders on March 24, 2022 (the "Special Meeting").  The proposal considered at the Special Meeting concerned an amendment to the Company's Certificate of Incorporation to effect a reverse stock split and is described in detail in the Company's Proxy Statement dated March 1, 2022.

Of the 96,523,547 shares of the Company's common stock outstanding and entitled to vote at the Special Meeting, 49,394,652 shares, or 51.17% of the outstanding shares, were present either in person or by proxy.

The following describes the matters considered by the Company's shareholders at the Special Meeting and the final results of the votes cast at the meeting:

Proposal No. 1 Reverse Stock Split Proposal.

To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5, with the exact ratio to be set within that range at the discretion of our Board of Directors before February 15, 2023 without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion.

For	Against	Abstain
49,369,652	25,000	Nil

As a result of over 51% of the shares outstanding voting in favor, the shareholders approved Proposal No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Dated: March 25, 2022	By:	/s/ Marc Hazout
Marc Hazout
Executive Chairman, President and Chief Executive Officer